Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2014 Financial Results

New York, NY – February 24, 2015 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net-lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2014.

Financial Update

•	Fourth quarter gross revenues of $248.3 million and revenues excluding reimbursable expenses of $207.7 million

•	2014 gross revenues of $906.2 million and revenues excluding reimbursable expenses of $751.1 million

•	Fourth quarter AFFO of $125.6 million, equivalent to $1.19 per diluted share

•	2014 AFFO of $480.5 million, equivalent to $4.81 per diluted share

•	Quarterly dividend raised to $0.95 per share, equivalent to an annualized dividend rate of $3.80 per share

•	Affirm 2015 AFFO guidance range of $4.76 to $5.02 per diluted share

Business Update

•	Completed six acquisitions totaling $653.3 million for the Company’s owned real estate portfolio during the fourth quarter, bringing total investment volume for 2014 to $906.9 million

•	Owned net-leased portfolio occupancy of 98.6%

•	Structured $783.0 million of investments on behalf of the Managed REITs during the fourth quarter, bringing the total for 2014 to $1.9 billion

•	Investor capital inflows into the Managed REITs of $415.5 million during the fourth quarter, bringing the total for 2014 to a record $1.5 billion

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 1

Subsequent to Year End

•	Issued €500 million of 2.000% Senior Unsecured Notes due 2023

•	Issued $450 million of 4.000% Senior Unsecured Notes due 2025

•	Increased maximum borrowing capacity of Senior Unsecured Credit Facility Revolver from $1.0 billion to $1.5 billion

•	Board of directors resolved to opt out of MUTA classified board provisions

•	Completed two acquisitions for the Company’s owned real estate portfolio totaling approximately $390 million

MANAGEMENT COMMENTARY

“We are pleased to report fourth quarter AFFO of $1.19 per diluted share, reflecting growth in our owned real estate portfolio during 2014 and strong fourth quarter structuring revenues from our investment management business, bringing full year AFFO to $4.81 per diluted share,” said W. P. Carey President and CEO, Trevor Bond. "We continued to produce stable and growing dividend income for our shareholders in 2014, ending the year with an annualized dividend rate of $3.80 per share.

“2014 was an eventful year overall for W. P. Carey. We grew our owned real estate portfolio through acquisitions totaling $907 million, as well as through the completion of our merger with CPA®:16 – Global. In addition, we diversified our funding sources by successfully completing the Company’s inaugural public debt and equity offerings and took steps to further diversify our investment management product offerings away from net lease. We have started 2015 similarly active, closing on-balance-sheet acquisitions totaling approximately $390 million and issuing both euro- and U.S. dollar-denominated bonds.”

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs for the 2014 fourth quarter totaled $207.7 million, up 18.7% from $175.0 million for the 2014 third quarter, due primarily to higher revenues from the Managed REITs. Compared to the 2013 fourth quarter, revenues excluding reimbursable costs increased 84.5% from $112.6 million, due primarily to additional real estate revenues from properties acquired in the Company’s merger with CPA®:16 – Global, which closed on January 31, 2014 (the CPA®:16 Merger).

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs for the 2014 fourth quarter were $160.3 million, up 1.5% from $157.9 million for the 2014 third quarter, due primarily to additional lease revenues from properties acquired during the third and fourth quarters. Compared to the 2013 fourth quarter, real estate revenues excluding reimbursable tenant costs increased 104.2% from $78.5 million, due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from the Managed REITs excluding reimbursable costs for the 2014 fourth quarter were $47.4 million, up 178.8% from $17.0 million for the 2014 third quarter and up 39.0% from $34.1 million for the 2013 fourth quarter. In each case, the increase was due primarily to higher structuring revenue resulting from increased acquisition activity on behalf of the Managed REITs.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2014 fourth quarter was $125.6 million, or $1.19 per diluted share, up 9.8% and 5.3%, respectively, from AFFO of $114.4 million, or $1.13 per diluted share, for the 2014 third quarter, due primarily to higher structuring revenue resulting from increased investment activity on behalf of the Managed REITs.

•
Compared to the 2013 fourth quarter, AFFO and AFFO per diluted share increased 60.8% and 6.2%, respectively, from $78.1 million, or $1.12 per diluted share, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger.

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 2

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on December 10, 2014 the Company’s Board of Directors declared a quarterly cash dividend of $0.95 per share, equivalent to an annualized dividend rate of $3.80 per share, which was paid on January 15, 2015 to stockholders of record at the close of business on December 31, 2014. The dividend represented a 1.1% increase over the 2014 third quarter dividend and was the Company’s 55th consecutive quarterly increase.

FULL YEAR FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs for the 2014 full year totaled $751.1 million, up 86.4% from $403.0 million for the 2013 full year, due primarily to additional real estate revenues from properties acquired in the CPA®:16 Merger.

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs for the 2014 full year totaled $618.3 million, up 104.3% from $302.7 million for the 2013 full year, due primarily to additional lease revenues from properties acquired in the CPA®:16 Merger.

•
Investment Management: Revenues from the Managed REITs excluding reimbursable costs for the 2014 full year totaled $132.9 million, up 32.5% from $100.3 million for the 2013 full year, due primarily to higher structuring revenue resulting from increased investment activity on behalf of the Managed REITs.

AFFO

•
AFFO for the 2014 full year totaled $480.5 million, or $4.81 per diluted share, up 63.3% and 14.0%, respectively, from AFFO of $294.2 million, or $4.22 per diluted share, for the 2013 full year, due primarily to income generated from properties acquired in the CPA®:16 Merger, partially offset by the cessation of asset management revenue received from CPA®:16 – Global after the completion of the CPA®:16 Merger.

Dividends

•	Dividends declared during 2014 totaled $3.685 per share, an increase of 5.3% compared to total dividends declared during 2013 of $3.500 per share.

AFFO GUIDANCE

•
For the 2015 full year, the Company affirms that it continues to expect to report AFFO of between $4.76 and $5.02 per diluted share, based on assumed total acquisition volume of between approximately $2.4 billion and $3.1 billion, comprised of approximately $400 million to $600 million for the Company’s owned real estate portfolio and approximately $2.0 billion to $2.5 billion on behalf of the Managed REITs. It also assumes dispositions from the Company’s owned real estate portfolio of between approximately $100 million and $200 million. The Company expects to update its 2015 AFFO guidance in connection with the release of subsequent quarterly earnings.

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 3

BALANCE SHEET AND CAPITALIZATION

Exercise of Senior Unsecured Credit Facility Accordion Feature – Subsequent to Year End

•
As previously announced, on January 15, 2015 the Company exercised the accordion feature under its senior unsecured credit facility in full, increasing the maximum borrowing capacity under the unsecured revolving portion of the facility from $1.0 billion to $1.5 billion, inclusive of an increase in amounts that may be borrowed in certain currencies other than U.S. dollars, from $500 million to $750 million.

Bond Issuances – Subsequent to Year End

•
Euro Bonds: As previously announced, on January 15, 2015 the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.000% Senior Notes due January 20, 2023 offered at 99.220% of the principal amount. The Company used the net proceeds from this offering to repay amounts in euros outstanding under its senior unsecured credit facility, to fund acquisitions and for general corporate purposes.

•
US Dollar Bonds: As previously announced, on January 21, 2015 the Company completed an underwritten public offering of $450.0 million aggregate principal amount of 4.000% Senior Notes due February 1, 2025 offered at 99.372% of the principal amount. The Company used the net proceeds from this offering to repay amounts outstanding under its senior unsecured credit facility, to fund acquisitions and for general corporate purposes.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the 2014 fourth quarter, the Company completed six acquisitions for $653.3 million, bringing total investment volume for the 2014 full year to $906.9 million, including acquisition-related costs and fees.

•
The Company has an active capital recycling program through which it seeks to extend the average lease term of its owned real estate portfolio and improve portfolio credit quality through dispositions and acquisitions of assets, increase the asset criticality factor within the portfolio and/or execute strategic dispositions of assets. Accordingly, during the 2014 fourth quarter, the Company disposed of eight properties for $4.9 million, bringing total dispositions for the 2014 full year to $303.6 million, including transaction-related costs and fees.

Acquisitions – Subsequent to Year End

•
For the period January 1 through February 23, 2015 the Company has completed two acquisitions for its owned real estate portfolio totaling approximately $390 million, including acquisition-related costs and fees.

Composition

•
As of December 31, 2014, the Company’s owned real estate portfolio consisted of 783 net-leased properties, comprising 87.3 million square feet leased to 219 tenants, and four operating properties. As of that date, the weighted-average lease term of the net-leased portfolio was 9.1 years and the occupancy rate was 98.6%.

INVESTMENT MANAGEMENT

•
During 2014, W. P. Carey served as the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs), and Carey Watermark Investors Incorporated (CWI, and together with the CPA® REITs, the Managed REITs). At December 31, 2014, the Managed REITs, in aggregate, had total assets under management of approximately $9.2 billion.

Acquisitions

•
During the 2014 fourth quarter, the Company structured acquisitions on behalf of the Managed REITs totaling $783.0 million, comprised of 22 new investments on behalf of the CPA® REITs totaling $528.6 million and new

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 4

investments in four hotels on behalf of CWI totaling $254.4 million, including acquisition-related costs and fees in each case.

•
For the 2014 full year, the Company structured acquisitions on behalf of the Managed REITs totaling $1.9 billion, comprised of $1.2 billion on behalf of the CPA® REITs and $677.2 million on behalf of CWI, including acquisition-related costs and fees in each case.

Investor Capital

•
During the 2014 fourth quarter, the Managed REITs had investor capital inflows of $415.5 million, comprised of $363.0 million into CWI in its follow-on offering and $52.5 million into CPA®:18 – Global in its initial public offering, bringing total Managed REIT inflows for the 2014 full year to $1.5 billion, a record for a full year period.

•
Subsequent to year end, the registration statement for Carey Watermark Investors Incorporated 2 (CWI 2) was declared effective by the Securities and Exchange Commission, and CWI 2 commenced a capital raise of up to $1.4 billion.

OTHER

Corporate Governance

•
Subsequent to year end, the Company’s Board of Directors resolved to opt out of the provision of the Maryland Unsolicited Takeover Act (known as MUTA) that, absent such action by the Board, would have permitted the Board to unilaterally divide itself into classes without shareholder approval (commonly referred to as a classified board). Although the Company does not currently have a classified board, by opting out of this provision the Board cannot create a classified board in the future without shareholder approval.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2014 fourth quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on February 24, 2015.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 15 minutes prior to the start time.

Date/Time: Tuesday, February 24, 2015 at 11:00 a.m. Eastern Time
Call-in Number: +1-877-317-6789 (US) or +1-412-317-6789 (international)
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

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W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 5

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At December 31, 2014, the Company had an enterprise value of approximately $11.1 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded REITs with assets under management of approximately $9.2 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Bond as well as statements regarding annualized dividends, AFFO coverage and guidance, including underlying assumptions, fundraising goals, including for CWI 2, plans to become a primarily unsecured borrower, and with regard to its capital recycling and intended results thereof, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on our business, financial condition, liquidity, results of operations, AFFO, and prospects. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A.  Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on or about February 24, 2015. In light of these risks, uncertainties, assumptions, and factors, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. Moreover, because we operate in a highly competitive and rapidly changing environment, new risks are likely to emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands)
	December 31,
	2014	2013
Assets
Investments in real estate:
Real estate, at cost	$5,006,682	$2,516,325
Operating real estate, at cost	84,885	6,024
Accumulated depreciation	(258,493)	(168,958)
Net investments in properties	4,833,074	2,353,391
Net investments in direct financing leases	816,226	363,420
Assets held for sale	7,255	86,823
Net investments in real estate	5,656,555	2,803,634
Cash and cash equivalents	198,683	117,519
Equity investments in real estate, the Managed REITs and BDC	249,403	530,020
Due from affiliates	34,477	32,034
Goodwill	692,415	350,208
In-place lease and tenant relationship intangible assets, net	993,819	471,719
Above-market rent intangible assets, net	522,797	241,975
Other assets, net	289,179	131,841
Total Assets	$8,637,328	$4,678,950

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,532,683	$1,492,410
Senior credit facilities - revolver	807,518	100,000
Senior credit facilities - term loan	250,000	475,000
Senior unsecured notes, net	498,345	—
Below-market rent and other intangible liabilities, net	175,070	128,202
Accounts payable, accrued expenses and other liabilities	293,846	166,385
Deferred income taxes	82,982	39,040
Distributions payable	100,078	67,746
Total liabilities	4,740,522	2,468,783
Redeemable noncontrolling interest	6,071	7,436

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (None issued)	—	—
Common stock	105	69
Additional paid-in capital	4,322,273	2,256,503
Distributions in excess of accumulated earnings	(465,606)	(318,577)
Deferred compensation obligation	30,624	11,354
Accumulated other comprehensive (loss) income	(75,559)	15,336
Less: treasury stock at cost	(60,948)	(60,270)
Total W. P. Carey stockholders’ equity	3,750,889	1,904,415
Noncontrolling interests	139,846	298,316
Total equity	3,890,735	2,202,731
Total Liabilities and Equity	$8,637,328	$4,678,950

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Revenues
Real estate revenues:
Lease revenues	$153,265	$149,243	$77,479
Operating property revenues (a)	7,333	8,338	250
Reimbursable tenant costs	6,828	6,271	3,532
Lease termination income and other	(315)	360	753
	167,111	164,212	82,014
Revenues from the Managed REITs:
Reimbursable costs	33,833	14,722	22,878
Structuring revenue	30,765	5,487	19,050
Asset management revenue	10,154	9,088	11,341
Dealer manager fees	6,470	2,436	3,526
Incentive, termination and subordinated disposition revenue	—	—	199
	81,222	31,733	56,994
	248,333	195,945	139,008
Operating Expenses
Depreciation and amortization	61,481	59,524	32,141
Reimbursable tenant and affiliate costs	40,661	20,993	26,410
General and administrative	29,523	20,261	19,728
Impairment charges	16,776	4,225	5,294
Property expenses, excluding reimbursable tenant costs	7,749	10,350	2,211
Stock-based compensation expense	8,096	7,979	11,765
Dealer manager fees and expenses	6,203	3,847	3,607
Merger and property acquisition expenses	3,096	618	2,351
Subadvisor fees (b)	2,651	381	1,569
	176,236	128,178	105,076
Other Income and Expenses
Equity in earnings of equity method investments in real estate and the Managed REITs	8,792	11,610	354
Interest expense	(44,780)	(46,534)	(26,132)
Other income and (expenses)	(1,575)	(4,077)	2,795
	(37,563)	(39,001)	(22,983)
Income from continuing operations before income taxes and gain (loss) on sale of real estate	34,534	28,766	10,949
(Provision for) benefit from income taxes	(6,434)	(901)	1,798
Income from continuing operations before gain (loss) on sale of real estate	28,100	27,865	12,747
Income from discontinued operations, net of tax	300	191	36,113
Gain on sale of real estate, net of tax	5,063	260	—
Net Income	33,463	28,316	48,860
Net income attributable to noncontrolling interests	(1,470)	(993)	(25,624)
Net loss (income) attributable to redeemable noncontrolling interest	279	14	(214)
Net Income Attributable to W. P. Carey	$32,272	$27,337	$23,022
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.31	$0.27	$0.14
Income from discontinued operations attributable to W. P. Carey	—	—	0.19
Net Income Attributable to W. P. Carey	$0.31	$0.27	$0.33
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.30	$0.27	$0.14
Income from discontinued operations attributable to W. P. Carey	—	—	0.19
Net Income Attributable to W. P. Carey	$0.30	$0.27	$0.33
Weighted-Average Shares Outstanding
Basic	104,894,480	100,282,082	68,607,619
Diluted	105,794,118	101,130,448	69,628,498
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$31,967	$27,107	$9,756
Income from discontinued operations, net of tax	305	230	13,266
Net Income	$32,272	$27,337	$23,022

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 8

W. P. CAREY INC.
Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Years Ended December 31,
	2014	2013
Revenues
Real estate revenues:
Lease revenues	$573,829	$299,624
Operating property revenues (a)	28,913	956
Reimbursable tenant costs	24,862	13,314
Lease termination income and other	15,526	2,071
	643,130	315,965
Revenues from the Managed REITs:
Reimbursable costs	130,212	73,572
Structuring revenue	71,256	46,589
Asset management revenue	38,063	42,670
Dealer manager fees	23,532	10,856
Incentive, termination and subordinated disposition revenue	—	199
	263,063	173,886
	906,193	489,851
Operating Expenses
Depreciation and amortization	237,123	121,822
Reimbursable tenant and affiliate costs	155,074	86,886
General and administrative	91,588	67,063
Property expenses, excluding reimbursable tenant costs	37,725	8,082
Merger and property acquisition expenses	34,465	9,230
Stock-based compensation expense	31,075	37,195
Impairment charges	23,067	5,294
Dealer manager fees and expenses	21,760	13,028
Subadvisor fees (b)	5,501	4,106
	637,378	352,706
Other Income and Expenses
Interest expense	(178,122)	(103,728)
Gain on change in control of interests (c)	105,947	—
Equity in earnings of equity method investments in real estate and the Managed REITs	44,116	52,731
Other income and (expenses)	(11,977)	9,421
	(40,036)	(41,576)
Income from continuing operations before income taxes and gain (loss) on sale of real estate	228,779	95,569
Provision for income taxes	(17,609)	(1,252)
Income from continuing operations before gain (loss) on sale of real estate	211,170	94,317
Income from discontinued operations, net of tax	33,318	38,180
Gain (loss) on sale of real estate, net of tax	1,581	(332)
Net Income	246,069	132,165
Net income attributable to noncontrolling interests	(6,385)	(32,936)
Net loss (income) attributable to redeemable noncontrolling interest	142	(353)
Net Income Attributable to W. P. Carey	$239,826	$98,876
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$2.08	$1.22
Income from discontinued operations attributable to W. P. Carey	0.34	0.21
Net Income Attributable to W. P. Carey	$2.42	$1.43
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$2.06	$1.21
Income from discontinued operations attributable to W. P. Carey	0.33	0.20
Net Income Attributable to W. P. Carey	$2.39	$1.41
Weighted-Average Shares Outstanding
Basic	98,764,164	68,691,046
Diluted	99,827,356	69,708,008
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$206,329	$84,637
Income from discontinued operations, net of tax	33,497	14,239
Net Income	$239,826	$98,876

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 9

__________

(a)
Comprised of revenues of $7.0 million from two hotels and revenues of $0.3 million from two self-storage facilities for the three months ended December 31, 2014, and $27.8 million and $1.1 million for the year ended 2014, respectively.

(b)
We earn investment management revenue from CWI. Pursuant to the terms of the subadvisory agreement, we pay a subadvisory fee equal to 20% of the amount of fees paid to us by CWI, including but not limited to: acquisition fees, asset management fees, loan refinancing fees, property management fees, and subordinated disposition fees, each as defined in the advisory agreement. We also pay to the subadvisor 20% of the net proceeds resulting from any sale, financing, or recapitalization or sale of securities by us, the advisor. In connection with the acquisitions of multi-family and multi-tenant properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for a fee.

(c)
Gain on change in control of interests for the year ended December 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net income attributable to W. P. Carey	$32,272	$27,337	$23,022
Adjustments:
Depreciation and amortization of real property	60,363	58,355	31,390
Impairment charges	16,776	4,225	6,790
Gain on sale of real estate, net	(5,062)	(259)	(39,421)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,126	457	4,917
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,806)	(2,924)	18,549
Total adjustments	72,397	59,854	22,225
FFO (as defined by NAREIT)	104,669	87,191	45,247
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,008	14,432	7,374
Tax benefit – deferred and other non-cash charges	(8,741)	(1,665)	(8,480)
Stock-based compensation	8,096	7,979	11,764
Other, net (a)	5,434	(86)	(104)
Straight-line and other rent adjustments	(3,657)	(1,791)	(1,643)
Property acquisition expenses	3,060	609	89
Other amortization and non-cash charges (b)	2,099	5,670	366
Amortization of deferred financing costs	1,046	1,007	1,256
Realized (gains) losses on foreign currency, derivatives, and other	(643)	(272)	499
Merger expenses	37	9	2,237
Loss on extinguishment of debt	—	1,122	1,399
Impairment charges	—	—	553
Restructuring expense	—	—	8,357
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(930)	(918)	(1,858)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(98)	(14)	398
AFFO adjustments to equity earnings from equity investments	1,225	1,094	10,659
Total adjustments	20,936	27,176	32,866
AFFO	$125,605	$114,367	$78,113

Summary
FFO (as defined by NAREIT)	$104,669	$87,191	$45,247
FFO (as defined by NAREIT) per diluted share	$0.99	$0.86	$0.65
AFFO	$125,605	$114,367	$78,113
AFFO per diluted share	$1.19	$1.13	$1.12
Diluted weighted-average shares outstanding	105,794,118	101,130,448	69,628,498

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 11

W. P. CAREY INC.
Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2014	2013
Net income attributable to W. P. Carey	$239,826	$98,876
Adjustments:
Depreciation and amortization of real property	232,692	121,730
Gain on sale of real estate, net	(34,079)	(39,711)
Impairment charges	23,067	13,156
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(11,808)	5,783
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	5,381	(5,868)
Total adjustments	215,253	95,090
FFO (as defined by NAREIT)	455,079	193,966
Adjustments:
Gain on change in control of interests (c)	(105,947)	—
Above- and below-market rent intangible lease amortization, net	59,050	29,197
Merger expenses (d)	44,339	5,030
Stock-based compensation	31,075	37,195
Tax benefit – deferred and other non-cash charges	(22,582)	(19,370)
Straight-line and other rent adjustments	(17,116)	(8,019)
Other amortization and non-cash charges (b)	10,343	779
Gain on extinguishment of debt	9,835	1,189
Other, net (a)	5,369	(462)
Amortization of deferred financing costs	4,077	4,069
Property acquisition expenses (e)	3,994	4,074
Realized (gains) losses on foreign currency, derivatives, and other	(95)	717
Restructuring expense	—	8,357
Impairment charges	—	553
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(3,006)	(5,972)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	(139)	1,261
AFFO adjustments to equity earnings from equity investments	6,190	41,587
Total adjustments	25,387	100,185
AFFO	$480,466	$294,151

Summary
FFO (as defined by NAREIT)	$455,079	$193,966
FFO (as defined by NAREIT) per diluted share	$4.56	$2.78
AFFO	$480,466	$294,151
AFFO per diluted share	$4.81	$4.22
Diluted weighted-average shares outstanding	99,827,356	69,708,008

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 12

__________

(a)
Other, net for the three months and year ended December 31, 2014 primarily consists of proceeds from the bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, and under GAAP was accounted for in purchase accounting.

(b)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(c)
Gain on change in control of interests for the year ended December 31, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

(d)
Amount for the year ended December 31, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(e)	Prior to the second quarter of 2013, this amount was insignificant and therefore not included in the AFFO calculation.

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers, and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2014 Earnings Release 8-K – 13